Exhibit 99.1

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

RIGEL PHARMACEUTICALS, INC.

The undersigned hereby certifies that:

1.                                      The original name of this corporation was Rigel Pharmaceuticals, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was June 14, 1996.

2.                                      He is the duly elected and acting Chief Executive Officer of RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the “Company”).

3.                                      The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law (the “DGCL”), adopted resolutions approving the amendment of the Company’s Amended and Restated Certificate of Incorporation as follows:

Section A. of Article IV are hereby amended to read in their entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares that the corporation is authorized to issue is two hundred ten million (210,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, par value of one-tenth of one cent ($.001) per share (the “Common Stock”), and ten million (10,000,000) shares shall be Preferred Stock, par value of one-tenth of one cent ($.001) per share (the “Preferred Stock”).”

4.                                      Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 228 and 242 of the DGCL.

[Signature page follows.]

Rigel Pharmaceuticals, Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 22nd day of May, 2012.

By:	/s/ James M. Gower
James M. Gower
Chief Executive Officer